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Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Monster Worldwide, Inc.
401(k) Savings Plan
New York, New York

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (No. 333-17743) of our report dated June 25, 2003, relating to the financial statements and supplemental schedule of assets held for investment purposes at the end of year and schedule of nonexempt transactions of Monster Worldwide, Inc. 401(k) Savings Plan ("the Plan"), appearing in the Plan's Annual Report on Form 11-K for the year ended December 31, 2002.

/s/ BDO Seidman, LLP

New York, New York

June 27, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS